Exhibit 99.1

2015 Third Quarter Financial Results November 4, 2015 NYSE: CF

Safe Harbor Statement All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict” or “project” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about the benefits, expected timing of closing and other aspects of the proposed acquisition (the “OCI Transaction”) by the Company from OCI N.V. ("OCI") of OCI’s European, North American and global distribution businesses and certain other assets (the “Business”) and the proposed strategic venture (the “CHS Strategic Venture”) with CHS Inc. (“CHS”); statements about future strategic plans; and statements about future financial and operating results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the volatility of natural gas prices in North America and Europe; the cyclical nature of the Company’s business and the agricultural sector; the global commodity nature of the Company’s fertilizer products, the impact of global supply and demand on the Company’s selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. and European agricultural industry; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company’s products against which the Company not be fully insured; risks associated with cyber security; weather conditions; the Company’s ability to complete its production capacity expansion projects on schedule as planned and on budget or at all; risks associated with other expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; an inability to achieve, or a delay in achieving, the expected benefits of the GrowHow transaction as contemplated; difficulties associated with the integration of GrowHow; unanticipated costs or liabilities associated with the GrowHow transaction; and the risk that disruptions from the GrowHow transaction as contemplated will harm relationships with customers, employees and suppliers; potential liabilities and expenditures related to environmental and health and safety laws and regulations; the Company’s potential inability to obtain or maintain required permits and governmental approvals or to meet financial assurance requirements from governmental authorities; future regulatory restrictions and requirements related to greenhouse gas emissions; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; the Company’s reliance on a limited number of key facilities; risks associated with joint ventures; acts of terrorism and regulations to combat terrorism; risks associated with international operations; losses on the Company’s investments in securities; deterioration of global market and economic conditions; and the Company’s ability to manage its indebtedness. Other important factors, relating to the OCI Transaction, that could cause actual results to differ materially from those in the forward-looking statements include, among others: risks and uncertainties relating to the ability to obtain the requisite approvals of stockholders of the Company and OCI with respect to the OCI Transaction; the risk that the Company, OCI and the new holding company (“New CF”) for the OCI Transaction are unable to obtain governmental and regulatory approvals required for the OCI Transaction, or that required governmental and regulatory approvals delay the OCI Transaction or result in the imposition of conditions that could reduce the anticipated benefits from the OCI Transaction or cause the parties to abandon the OCI Transaction; the risk that a condition to closing of the OCI Transaction may not be satisfied; the length of time necessary to consummate the OCI Transaction; the risk that the businesses of the Company and the Business will not be integrated successfully; the risk that the cost savings and any other synergies from the OCI Transaction may not be fully realized or may take longer to realize than expected; the risk that access to financing, including for refinancing of indebtedness of the Business or the Company, may not be available on a timely basis and on reasonable terms; the risk that the Business is unable to complete its current production capacity development and improvement projects on schedule as planned and on budget or at all; the risk that the OCI Transaction or the prospect of the OCI Transaction disrupts or makes it more difficult to maintain existing relationships or impedes establishment of new relationships with customers, employees or suppliers; diversion of management time on transaction-related issues; the risk that New CF, the Company and the Business are unable to retain and hire key personnel; the effect of future regulatory or legislative actions on New CF, the Company and the Business; the risk that the OCI Transaction is not accorded the tax and accounting treatment anticipated by the Company; unanticipated costs or liabilities associated with the OCI Transaction-related financing; and the risk that the credit ratings of New CF and the Company, including such ratings taking into account the OCI Transaction and related financing, may differ from the Company’s expectations. Other important factors, relating to the CHS Strategic Venture, that could cause actual results to differ materially from those in the forward-looking statements include, among others: risks and uncertainties arising from the possibility that the consummation of the CHS Strategic Venture as contemplated may be delayed or may not occur; difficulties associated with the operation or management of the CHS Strategic Venture; risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement over the life of the supply agreement and risks that disruptions from the CHS Strategic Venture as contemplated will harm the Company’s other business relationships.More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s web site. Forward-looking statements are given only as of the date of this communication and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 2

3 No Offer or Solicitation This presentation is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. Additional Information New CF will file with the SEC a registration statement on Form S-4 that will include the proxy statement of CF Industries and the shareholders circular of OCI that also constitute prospectuses of New CF. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, THE SHAREHOLDERS CIRCULAR/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus, the shareholders circular and other documents filed with the SEC by New CF and CF Industries through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement/prospectus, the shareholders circular and other documents filed by CF Industries and New CF with the SEC by contacting CF Industries Investor Relations at: CF Industries Holdings, Inc., c/o Corporate Communications, 4 Parkway North, Suite 400, Deerfield, Illinois, 60015 or by calling (847) 405-2542. Participants in the Solicitation CF Industries and its directors and executive officers and OCI and its executive directors and non-executive directors may be deemed to be participants in the solicitation of proxies from the stockholders of CF Industries in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of CF Industries in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding the directors and executive officers of CF Industries is contained in CF Industries’ proxy statement for its 2015 annual meeting of stockholders, filed with the SEC on April 2, 2015, and CF Industries’ Current Report on Form 8-K filed with the SEC on June 25, 2015. Information about the executive directors and non-executive directors of OCI is contained in OCI’s annual report for the year ended December 31, 2014, available on OCI’s web site at www.oci.nl.

Third Quarter Results and Accomplishments

CF Industries

Operations

- Record safety performance: lowest ever 12-month recordable incidence rate of 0.80
- EBITDA[(1)] of $256 million and net earnings of $91 million, or $0.39 per diluted share
- 106-day turnaround and refurbishment of the Woodward, Oklahoma facility, of which 75 days were in the third quarter
- Forward order book reflects confidence of retailers/dealers in the spring 2016 planting season

Strategic

- Announced combination of CF with OCI N.V.'s (OCI) European, North American and global distribution businesses; the deal received U.S. anti-trust clearance
- Entered into an agreement with CHS for their purchase of a minority equity position in CF Industries Nitrogen, LLC, and also entered into a long-term supply agreement
- New Donaldsonville urea plant is mechanically complete and commissioning has begun
- Total capital cost forecast for project expansions to increase approximately 10 percent from the previous $4.2 billion projection
- Completed the purchase of the remaining 50 percent interest in GrowHow UK Limited
- Finalized private placement of $1.0 billion in debt financing

(1) See slide 21 for reconciliation of EBITDA.

4

Nitrogen Market Outlook 5 Higher corn acreage expected in the U.S. as current returns for the 2016 crop, based on new crop futures, favor corn plantings 2016 corn planted acres estimated at 90.5M acres, up from 88.4M acres in 2015 Entered the fourth quarter with a solid order book for ammonia and UAN, supporting an expectation of 2016 demand slightly ahead of 2015 levels Costs of global nitrogen production and transportation continued to decline during the third quarter, however, the company expects prices to stabilize in the fourth quarter Recent lower urea prices have reduced Chinese export volumes 2015 exports estimated at 12 million MT, compared to 13.6 million MT in 2014 Urea prices expected to trade around $250 to $285 per ton at the U.S. Gulf; Chinese anthracite coal-based urea producers remain the marginal cost players

Gas Hedges Are In Place Through 2018 6 NYMEX First Of The Month Settlement/Futures Prices (6) Hedged Prices Swaps of $2.96/MMBtu for an average of 11.9 million MMBtus per month for October-December, 2015. Collars with a floor price of $2.30/MMBtu and a ceiling price of $3.20/MMBtu for an average of 4.5 million MMBtus per month for October-December, 2015. Swaps with an average price of $3.02/MMBtu for an average of 20.7 million MMBtus per month for January-December, 2016. Swaps with a price of $3.28/MMBtu for 12.4 million MMBtus per month for January-December, 2017. Swaps with a price of $3.21/MMBtu for 2.7 million MMBtus per month for January-December, 2018. Prices for October 2015 through November 2015 represent settlement prices while December 2015 through December 2018 represent the NYMEX futures price for Henry Hub natural gas as of 10/29/15. Percentages are based on current production expectations which are subject to change. Collars: 4.5M MMBtus/month (20% of gas requirements(7)) @ $2.30 - $3.20(2) $2.00 $2.25 $2.50 $2.75 $3.00 $3.25 $3.50 $3.75 North American Natural Gas Hedges 2016 Swaps: 20.7M MMBtus/month (80% of gas requirements (7) ) @ an average of $3.02 (3) 2017 Swaps: 12.4M MMBtus/month (45% of gas requirements (7) ) @ $3.28 (4) 2018 Swaps: 11.9M MMBtus/month (53% of gas requirements (7) ) @ an average of $2.96 (1) Swaps: 2.7M MMBtus/month (10% of gas requirements (7) ) @ $3.21 (5)

7 Full Year Gas Cost Remains Below $4.00/MMBtu Until 2026 Natural gas prices have decreased significantly in 2015 due to stable natural gas production and favorable weather conditions Increased well efficiencies have resulted in lower break-even costs for producers Longer term gas prices also impacted by lower oil prices – potentially reduced future growth in demand from new build LNG, methanol and olefins projects NYMEX Calendar Year Gas Price ($/MMBtu) Source: Bloomberg $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 2015 2017 2019 2021 2023 2025 As of July 31, 2015 As of October 29, 2015

Capacity Expansion Update Donaldsonville Urea plant is mechanically complete Plant commissioning has begun Late 2015 startup expected for new UAN plant Piping is nearly complete and insulation has started Ammonia plant on pace for early 2016 start-up Piping installation is progressing well; insulation activities are on going Refractory work in the reformer continues Port Neal remains on schedule for mid-year 2016 start-up All major heavy lifts are complete and all major compressors have been set Construction of ammonia storage tanks, collector well, water treatment facilities and process buildings near completion 8 Urea- Donaldsonville Nitric Acid/UAN- Donaldsonville Ammonia- Port Neal

North American Production Costs Well Below Urea Floor Price Range

CFIndustries

- The global nitrogen cost curve reflects differences in feedstock and logistics costs
- The monthly shipment range is calculated using consuming regions that represent two-thirds of global demand
- The cost curve suggests urea floor prices in the range of $250 to $285 per ton, delivered to the U.S. Gulf. Recent quarterly experience underpins confidence in the reliability of the cost curve
- Chinese (anthracite coal based) producers are the marginal producer and their costs determine the price floor

2015 Monthly Delivered U.S. Gulf Urea Cost Curve ($250-$285/short ton)

(Y-axis: USD/ton, X-axis: Monthly Production Capacity, million tons)



Shipments: 16.3 MM Avg
Appx. Monthly Range
$400
300
200
100
0
Appx. Price Range
Freight/Load
Other Cash
Energy (N.G.)
Energy (Coal)
0
5
10
15
17.6
North America
MENA
Other FSU
Russia
Latin America
Indonesia
China - Advanced Inland Low
India
China - Advanced Coastal
China - Advanced Inland High
Southeast Asia
Ukraine
Western Europe
China - Natural Gas Low
Eastern Europe
South Asia
China - Anthracite High
China - Anthracite Low
China - Natural Gas High

Source: FERTECON, CRU, Integer, CF

(1) *Operating rate adjusted to 95% for all regions.*
(2) *U.S. natural gas price assumed at $3.00/MMBtu, Western and Eastern Europe assumed at $6.70/MMBtu, Chinese-Anthracite High assumed at $4.50/MMBtu ($125/mt of mine mouth coal cost), and Ukraine assumed at $6.80/ MMBtu.*
(3) *Assumes $17-$22 per metric ton of shipping cost to the U.S. Gulf from China and the Middle East.*
(4) *Assumes a $6.40 USD/RMB exchange rate.*

9

Increasing Cash Flow Capacity Per Share

- Increased cash flow capacity as measured by N/1000 shares by 173% since 2010
- Capacity projects underway will increase total N capacity by 25%
- Repurchased 131.8 million shares since the 2010 Terra acquisition


CF Industries Nitrogen Volumes and Shares Outstanding
Upside from Potential Future Buybacks
Shares Outstanding (in millions)
Nitrogen Capacity Per 1000 Shares
Share Count
Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding
11
17
24
30
(6)
38(5)
2010 Pre-Terra Acquisition (1)
2010 Post-Terra Acquisition
Executed Growth (2) (as of 12/31/13)
GrowHow (3) (As of 10/31/15)
Capacity Expansion Projects (4)

Production Capacity (nutrient tons in millions)	2.6	6.2	6.7	7.1	8.8

(1) Excludes 34% of Canadian Fertilizers Limited (CFL) that was owned by Viterra. CFL operations were treated as a consolidated variable interest entity in CF Industries Holdings, Inc. financial statements.
(2) Acquisition of all outstanding interests in CFL closed April 30, 2013 and ammonia debottleneck projects that were completed from January 2011 through December 2013.
(3) Acquisition of remaining 50% interest in GrowHow UK from Yara.
(4) Capacity expansion projects at Donaldsonville, LA and Port Neal, IA.
(5) Assumes completion of the capacity expansion projects but gives no effect to potential share repurchases.
(6) As of October 30, 2015, the company had 233.1 million shares outstanding. On June 17, 2015, CF Industries common stock split 5-for-1. All share and per-share data have been adjusted to reflect the stock split.

10

11 Attractive Business Profile EBITDA Sensitivity to Natural Gas and Urea Prices Realized North American Natural Gas Cost ($/MMBtu)(1) Realized Urea Equivalent Price ($/ton) The table was created by adjusting 2014 EBITDA(2) of $2.7 billion and gas consumption for: The sale of our former phosphate segment; Increases in production capacity from the expansion projects at Donaldsonville and Port Neal; The effects of the GrowHow acquisition and CHS equity investment; and The effects of the long-term Orica and Mosaic contracts. The table illustrates the resiliency of CF Industries’ business model across a broad range of industry conditions. ($ billions) $2.25 $2.50 $2.75 $3.00 $3.25 $3.50 $275 $2.0 $1.9 $1.8 $1.8 $1.7 $1.6 $300 $2.3 $2.3 $2.2 $2.1 $2.1 $2.0 $325 $2.7 $2.6 $2.6 $2.5 $2.4 $2.4 $350 $3.0 $3.0 $2.9 $2.9 $2.8 $2.7 $375 $3.4 $3.3 $3.3 $3.2 $3.2 $3.1 $400 $3.8 $3.7 $3.6 $3.6 $3.5 $3.4 Source: CF Industries Note: Assumes that a $25 per ton change in urea price is equivalent to a $17.39 per ton change in UAN price, $18.47 per ton change in AN price and a $44.57 per ton change in ammonia price, including products sold by GrowHow. Products sold under the CHS supply contract also are excluded from the price sensitivity calculation, reflecting the terms of CHS’ equity ownership interest. Nitrogen price sensitivity is applied only to major products (ammonia, urea, UAN, and AN). Natural gas sensitivity is based on 2014 gas consumption of approximately 260 million MMBtus. Additional gas consumption from the capacity expansions has been added while gas consumption associated with the long-term contracts with Orica and Mosaic has been excluded because these contracts are priced on a gas-plus basis. In addition, gas consumption reflecting CHS’ equity ownership interest has also been excluded. Assumes CF’s 2014 North American basis differential to Henry Hub of ($0.13). See slide 22 for 2014 EBITDA reconciliation.

12 Additional Cash Available for Capital Returns and Growth Existing Dividend(3) Estimated Minority Distributions to CHS(4) Capital Expenditures Operating Cash Needs (5) Strategic Initiatives Provide Significant Cash Available for Capital Allocation Priorities Total Sources: ~$15.0B – $16.5B CHS equity investment of $2.8 billion Estimated cash balance at time of OCI closing before giving effect for CHS equity investment. Consummation of the CHS transaction is not contingent upon the consummation of the proposed transaction with OCI N.V. announced on August 6, 2015. Assumes annual dividend of $1.20 per share on pro forma shares outstanding; includes dividends to NCI. Estimated minority distributions to CHS of approximately $250 million per year. Intend to maintain average cash balance in range of $500 million. With the proposed OCI combination and CHS investment, along with completion of our capacity expansion projects, CF expects to have ~$10.0B - $11.5B of cash available for capital allocation priorities, which will remain consistent with past practices Total Unallocated Cash: ~$10.0B – $11.5B Illustrative Operating Cash Flow Potential New Debt CHS Equity Investment(1) Cash Balance at OCI Closing(2) Indicative Sources of Capital (OCI Transaction Close – 2019) Indicative Uses of Capital (OCI Transaction Close – 2019) $- $2 $4 $6 $8 $10 $12 $14 $16 $18 $- $2 $4 $6 $8 $10 $12 $14 $16 $18

CF Industries has consistently produced strong shareholder returns across multiple time periods Market data as of 10/20/2015. Total shareholder returns reflect share price appreciation plus dividends reinvested into the security/index. Source: Bloomberg * Yara ADR’s trading in US dollars Five Years One Year Total Shareholder Return (1) Since CF IPO 10 Years (8/10/2005) Three Years 13 Unparalled Track Record of Creating Value 1656% 339% 225% 116% 107% 105% 0% 500% 1000% 1500% 2000% 2500% 132% 20% 5% - 44% - 47% 92% -60% -10% 40% 90% 140% 190% 31% - 1% - 1% - 31% - 39% 51% -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50% 60% 6% 17% - 2% - 15% - 30% 9% -40% -30% -20% -10% 0% 10% 20% 30%

Financial Highlights In millions, except percentages, per MMBtu and EPS 2015 Q3 2015 Q3 2014 Q3 2014 Q3 2015 YTD 2015 YTD 2014 YTD 2014 YTD Net sales $ 927.4 $ 921.4 $ 3,192.5 $ 3,526.7 Gross margin 165.0 301.1 1,266.7 1,334.2 - As percent of sales 17.8% 32.7% 39.7% 37.8 % EBITDA(1) $ 256.3 $ 338.3 $ 1,411.9 $ 2,211.0 Net earnings attributable to common stockholders 90.9 130.9 673.4 1,152.0 Net earnings per diluted share 0.39 0.52 2.84 4.43 Diluted average shares outstanding(2) 234.0 249.3 236.9 259.9 Cost of natural gas: Purchased natural gas cost (per MMBtu)(3) $ 3.02 $ 4.05 $ 2.86 $ 4.65 Realized derivatives loss (gain)(per MMBtu)(4) $ 0.05 $ 0.34 $ 0.21 $ (0.34) Cost of natural gas (per MMBtu) $ 3.07 $ 4.39 $ 3.07 $ 4.31 See slide 21 for reconciliation of EBITDA. As of October 30, 2015, the company had 233.1 million shares outstanding. On June 17, 2015, CF Industries common stock split 5-for-1. All share and per-share data have been adjusted to reflect the stock split. Includes the cost of natural gas purchased during the period for use in production. Includes realized (gains) and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market (gains) and losses on natural gas derivatives. 14

Segment Results: Ammonia In millions, except percentages and per ton amounts 2015 Q3 2015 Q3 2014 Q3 2014 Q3 2015 YTD 2015 YTD 2014 YTD 2014 YTD Net Sales $ 260.9 $ 232.1 $ 1,147.6 $ 1,109.3 Gross margin 54.2 63.5 513.1 416.2 - As percent of sales(1) 20.8% 27.4% 44.7% 37.5 % Sales volume by product ton (000’s) 585 444 2,176 2,133 Sales volume by nutrient ton (000’s)(2) 480 364 1,785 1,749 Average selling price per product ton ($/ton) $ 446 $ 523 $ 527 $ 520 Average selling price per nutrient ton ($/ton)(2) $ 544 $ 638 $ 643 $ 634 Gross margin per product ton ($/ton) $ 93 $ 143 $ 236 $ 195 Gross margin per nutrient ton ($/ton)(2) $ 113 $ 174 $ 287 $ 238 Production volume by product ton (000’s)(3) 1,915 1,711 5,575 5,258 15 Includes impact of tons purchased at market-based prices from PLNL and resold to The Mosaic Company. Nutrient tons represent the tons of nitrogen within the product tons. Gross ammonia production includes ammonia upgraded to urea, UAN and other products.

Segment Results: Granular Urea 16 Nutrient tons represent the tons of nitrogen within the product tons. In millions, except percentages and per ton amounts 2015 Q3 2015 Q3 2014 Q3 2014 Q3 2015 YTD 2015 YTD 2014 YTD 2014 YTD Net Sales $ 170.7 $ 199.6 $ 593.9 $ 683.4 Gross margin 38.9 78.9 269.6 305.3 - As percent of sales 22.8% 39.5% 45.4% 44.7 % Sales volume by product ton (000’s) 539 558 1,755 1,813 Sales volume by nutrient ton (000’s)(1) 248 257 807 834 Average selling price per product ton ($/ton) $ 317 $ 358 $ 338 $ 377 Average selling price per nutrient ton ($/ton)(1) $ 688 $ 777 $ 736 $ 819 Gross margin per product ton ($/ton) $ 72 $ 141 $ 154 $ 168 Gross margin per nutrient ton ($/ton)(1) $ 157 $ 307 $ 334 $ 366 Production volume by product ton (000’s) 544 565 1,762 1,757

Segment Results: UAN 17 Nutrient tons represent the tons of nitrogen within the product tons. In millions, except percentages and per ton amounts 2015 Q3 2015 Q3 2014 Q3 2014 Q3 2015 YTD 2015 YTD 2014 YTD 2014 YTD Net Sales $ 349.3 $ 392.9 $ 1,112.4 $ 1,249.3 Gross margin 72.8 135.7 434.1 519.1 - As percent of sales 20.8% 34.5% 39.0% 41.6 % Sales volume by product ton (000’s) 1,445 1,518 4,266 4,495 Sales volume by nutrient ton (000’s)(1) 458 482 1,347 1,420 Average selling price per product ton ($/ton) $ 242 $ 259 $ 261 $ 278 Average selling price per nutrient ton ($/ton)(1) $ 763 $ 815 $ 826 $ 880 Gross margin per product ton ($/ton) $ 50 $ 89 $ 102 $ 115 Gross margin per nutrient ton ($/ton)(1) $ 159 $ 282 $ 322 $ 366 Production volume by product ton (000’s) 1,372 1,379 4,286 4,313

Segment Results: AN 18 Nutrient tons represent the tons of nitrogen within the product tons. In millions, except percentages and per ton amounts 2015 Q3 2015 Q3 2014 Q3 2014 Q3 2015 YTD 2015 YTD 2014 YTD 2014 YTD Net Sales $ 79.5 $ 54.9 $ 178.9 $ 187.0 Gross margin (17.2) 8.9 (0.2) 46.7 - As percent of sales (21.6)% 16.2% (0.1)% 25.0 % Sales volume by product ton (000’s) 347 230 795 714 Sales volume by nutrient ton (000’s)(1) 117 79 271 245 Average selling price per product ton ($/ton) $ 229 $ 239 $ 225 $ 262 Average selling price per nutrient ton ($/ton)(1) $ 679 $ 695 $ 660 $ 763 Gross margin per product ton ($/ton) $ (50) $ 39 $ — $ 65 Gross margin per nutrient ton ($/ton)(1) $ (147) $ 113 $ (1) $ 191 Production volume by product ton (000’s) 365 251 796 714

Segment Results: Other* 19 * Other segment primarily includes: NPK compounds; nitric acid; diesel exhaust fluid (DEF); and urea liquor. (1) Nutrient tons represent the tons of nitrogen within the product tons. In millions, except percentages and per ton amounts 2015 Q3 2015 Q3 2014 Q3 2014 Q3 2015 YTD 2015 YTD 2014 YTD 2014 YTD Net Sales $ 67.0 $ 41.9 $ 159.7 $ 129.3 Gross margin 16.3 14.1 50.1 36.8 - As percent of sales 24.3% 33.7% 31.4% 28.5 % Sales volume by product ton (000’s) 297 197 744 600 Sales volume by nutrient ton (000’s)(1) 56 38 144 117 Average selling price per product ton ($/ton) $ 226 $ 213 $ 215 $ 216 Average selling price per nutrient ton ($/ton)(1) $ 1,196 $ 1,103 $ 1,109 $ 1,105 Gross margin per product ton ($/ton) $ 55 $ 72 $ 67 $ 61 Gross margin per nutrient ton ($/ton)(1) $ 291 $ 371 $ 348 $ 315

For more information, please visit www.cfindustries.com 20

Reconciliation of 2015 EBITDA and Selected Items

(in millions)

	2015 Q3	2014 Q3	2015 YTD	2014 YTD
Net earnings attributable to common stockholders	$ 90.9	$ 130.9	$ 673.4	$ 1,152.0
Interest expense (income) – net	29.7	46.2	92.0	136.4
Income taxes(1)	20.1	70.5	322.6	640.9
Depreciation and amortization	128.7	95.4	348.0	298.5
Less: Other adjustments(2)	(13.1)	(4.7)	(24.1)	(16.8)
EBITDA(2)	$ 256.3	$ 338.3	$ 1,411.9	$ 2,211.0
Memo: Selected items included in EBITDA				
Unrealized mark-to-market losses (gains) on natural gas derivatives	$ 125.9	$ (12.1)	$ 78.8	$ 39.1
Losses on foreign currency derivatives	0.2	27.2	18.9	27.4
Expenses related to capacity expansion projects	14.9	6.8	36.6	21.9
Transaction costs	37.4	—	37.4	—
(Gain) on remeasurement of GrowHow investment	(94.4)	—	(94.4)	—
Pension settlement charge	—	3.4	—	3.4
Loss on sale of equity method investments	—	—	42.8	—
(Gain) on sale of phosphate business	—	—	—	(747.1)
Total (positive) negative impact of selected items on EBITDA(3)	$ 84.0	$ 25.3	$ 120.1	$ (655.3)

(1) Includes the tax benefit on loss on sale of equity method investment for $10.9 million for the 2015 YTD.

(2) EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in non-controlling interest. We have presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

(3) Calculation of selected items impacting EBITDA does not include $5.9 million in financing costs related to the bridge loan commitment fee in Q3 2015.

21

Reconciliation of 2014 EBITDA and Selected Items (in millions) 22 Twelve months ended December 31, 2014 2013 Net earnings attributable to common stockholders $ 1,390.3 $ 1,464.6 Interest expense (income) – net 177.3 147.5 Income taxes 773.0 686.5 Depreciation, depletion and amortization 392.5 410.6 Less: Other adjustments(1) (20.8) (24.3) EBITDA(1) $ 2,712.3 $ 2,684.9 Memo: Selected items included in EBITDA Unrealized mark-to-market losses (gains) on natural gas derivatives $ 79.5 $ (52.9) Losses (gains) on foreign currency derivatives 38.4 (20.8) Expenses related to capacity expansion projects 30.7 10.8 Pension settlement charge 13.1 - (Gain) on sale of phosphate business (750.1) - Provision for liability to pre-IPO owners for NOL settlement - 55.2 Total (positive) negative impact of selected items on EBITDA $ (588.4) $ (7.7) EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation, depletion and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in non-controlling interest. We have presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

23 Donaldsonville Expansion Site Overview Urea Warehouse 90K Tons UAN Tank 50K Tons Ammonia 3,640 TPD Ammonia Tank 30K Tons UAN 5,050 TPD Urea 3,850 TPD Urea Barge Dock

Donaldsonville Expansion Urea Plant Granulation Area Urea Melt Urea Granulation Urea Melt 24 Urea Granulation Urea Melt Urea Granulation Urea Melt Urea Granulation Urea Melt

Donaldsonville Expansion Nitric Acid/UAN and Off-sites CO2 Compression Package Boiler CO2 Compressor Package Boiler Cooling Tower Nitric Acid UAN 25 CO2 Compressor Nitric Acid Package Boiler UAN CO2 Compressor Package Boiler Nitric Acid UAN Cooling Tower

26 Donaldsonville Expansion Ammonia Status Reformer Compressor Building Ammonia Syn-loop

Port Neal Expansion Site Overview 27

Port Neal Expansion Ammonia Plant- Reformer 28

29 Port Neal Expansion Urea Plant- Granulation and Synthesis Granulation Synthesis Granulation Synthesis

30 Port Neal Expansion Pipe Rack and Urea Plant Granulation Synthesis